UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
February 14, 2017
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Allegiance Bancshares, Inc.
(Exact name of Registrant as specified in its charter)
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Texas	001-37585	26-3564100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8847 West Sam Houston Parkway, N., Suite 200
Houston, Texas 77040
(Address of principal executive offices)

(281) 894-3200
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On February 14, 2017, Allegiance Bancshares, Inc. (NASDAQ: ABTX) (the "Company"), the holding company of Allegiance Bank (the "Bank"), announced the appointment of Shanna Kuzdzal as Executive Vice President and General Counsel of the Company and the Bank effective February 27, 2017.
Ms. Kuzdzal brings more than 12 years of legal experience to the Company and the Bank.  Her practice has focused on community banking in Texas with a concentration in the corporate area including capital markets and mergers and acquisitions. Most recently, Ms. Kuzdzal served as Senior Vice President and Associate General Counsel at Prosperity Bank, a $22.3 billion asset regional bank. Prior to joining Prosperity, Ms. Kuzdzal was an attorney at Bracewell LLP, where she represented financial institutions in corporate matters, which included the organization of the Company in 2008 and the acquisition of Independence Bank.  She received a bachelor’s degree in Biochemistry and Biology from Rice University and graduated with honors from The University of Texas School of Law.
A copy of the Company’s press release announcing the appointment of Ms. Kuzdzal is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.         Financial Statement and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued by Allegiance Bancshares, Inc. on February 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

By:	/s/ George Martinez
George Martinez
Chairman and CEO
Date: February 14, 2017

EXHIBIT INDEX

Exhibit No.    Description of Exhibit

99.1        Press release issued by Allegiance Bancshares, Inc. on February 14, 2017.